Performance Share Unit Award Agreement Your performance share unit award is subject, in all respects, to all the terms and provisions of the Knowles Corporation 2016 Equity and Cash Incentive Plan ("Plan"), which terms and provisions are expressly incorporated into and made a part of the award as if set forth in full herein. A copy of the Plan can be found on the Merrill Lynch stock plan administration website. In addition, your award is subject to the following: 1. Performance Share Units are a bookkeeping entry on the books of Knowles Corporation. No shares of common stock, par value $0.01 per share (“Common Stock”), shall be issued to you in respect of the Performance Share Unit award unless the specified performance measures have been satisfied within the specified performance period. Unless otherwise provided in Appendix A attached hereto, in the event that your employment shall terminate for any reason other than death, retirement or change in control prior to your vesting in the Performance Share Units, the Performance Share Units shall be forfeited. Within 30 days following the end of the Performance Period set forth on the Award Statement, Knowles Corporation shall issue shares of Common Stock in your name equal to the number of Performance Share Units that have vested during the Performance Period, less applicable tax withholding. 2. You shall vest in the Performance Share Unit award per the dates on your Award Statement. You must be an active employee of Knowles Corporation or an eligible affiliate at the end of the Performance Period and satisfy all applicable vesting conditions in order for your Performance Share Units to vest, with certain exceptions as provided in the Appendix A attached hereto and subject to Section 6.17 of the Plan. 3. During the Performance Period, you shall not have any rights of a stockholder (including voting rights) or the right to receive any dividends declared or other distributions paid with respect to the Performance Share Units. 4. As a condition precedent to the issuance or transfer of any shares of Common Stock upon the vesting of the Restricted Stock Units, you shall, upon request by Knowles Corporation, pay to Knowles Corporation such amount as Knowles Corporation may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the issuance or transfer of such shares of Common Stock. If you fail to advance the Required Tax Payments after request by Knowles Corporation, Knowles Corporation will, deduct any Required Tax Payments from any amount then or thereafter payable by Knowles Corporation to you. You must elect how you intend to satisfy your obligation to advance the Required Tax Payments. Your options to satisfy your tax obligation are as follows: (1) delivery of a cash payment to Knowles Corporation, (2) delivery to Knowles Corporation (either actual delivery or by attestation procedures established by Knowles Corporation) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing Knowles Corporation to withhold whole shares of Common Stock which would otherwise be issued or transferred to you having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Shares of Common Stock to be delivered to Knowles Corporation or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or, to the extent consistent with applicable accounting requirements and IRS withholding rules, such higher withholding rate selected by you). Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by you. 5. As a condition of receiving your Performance Share Unit award, you agree to be bound by the terms and conditions of the Knowles Corporation Insider Trading and Confidentiality Policy, Anti-hedging and Anti-pledging Policy, and any Clawback Policy to be adopted by Knowles Corporation, as such policies may be modified from time to time. The Anti-hedging and Anti-pledging Policy prohibits hedging or pledging any Knowles equity securities held by you or certain designees, whether such Knowles securities are, or have been, acquired under the Plan, another compensation plan sponsored by Knowles Corporation, or otherwise. Please review the Anti-hedging and

Page 2 Anti-pledging Policy to make sure that you are in compliance. You may obtain a copy of the current version of the Anti-hedging, Anti-pledging policy to be adopted by Knowles Corporation, on the Merrill Lynch stock plan administration website. 6. For Non-US Employees and employees who transfer employment outside of the United States during the term of the Performance Share Units, your Performance Share Unit award is subject to the conditions of the attached Addendum for Non-US Employees. 7. Your award is not transferable by you other than in accordance with the applicable terms and conditions of the Plan or applicable law. 8. Knowles Corporation reserves the right to amend, modify, or terminate the Plan at any time in its discretion without notice. 9. You must accept this award by logging onto the Merrill Lynch stock plan administration website. Acceptance of this Award shall also constitute an acknowledgement and acceptance of the provisions included in the Plan, Addendum (if applicable) and Appendix A (including, without limitation, the non-compete provisions set forth therein).

Appendix A Performance Share Unit Termination Provisions Disability or Death: In the case of your termination due to Disability or death, you shall receive the number of Performance Share Units that would have been earned at target had you been employed at the end of the Performance Period multiplied by a fraction equal to the months employed during the Performance Period over the months in the Performance Period in the award and shall be settled within 30 days following the date of death or termination due to Disability; provided, however, if during the Performance Period you satisfy the age and service requirements for Retirement, then the Performance Share Units shall be settled within 30 days following each applicable vesting date. Normal Retirement: If your employment with the Company is terminated as a result of Retirement, subject to compliance with the non-competition provisions set forth below, then the Performance Share Units shall continue to vest as if the Participant’s employment had not terminated until such time as the remaining Performance Periods have lapsed, and the Performance Share Units shall be settled within 30 days following each applicable vesting date. Change in Control Termination of Employment. If your employment terminates in circumstances described under Section 6.9(a) of the Plan, then the Performance Share Units shall be settled within 30 days following such termination of employment; provided, however, if the Award is deemed “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the Change in Control is not a “change in control event” within the meaning of Section 409A of the Code and you satisfy the age and service requirements for Retirement, then the Performance Share Units shall be settled within 30 days following each applicable vesting date. Involuntary or Voluntary Termination of Employment. If a Participant’s employment with the Company voluntarily or involuntarily terminates for any reason during the Performance Period other than as set forth above, the Performance Share Units shall be forfeited on the date of such termination of employment. Definitions:  “Disability” or “Disabled” shall mean your permanent and total Disability within the meaning of Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code. The determination of your Disability shall be made by the Committee in its sole discretion.  “Retirement” shall mean (i) the termination of your employment with the Company and its Affiliates if, at the time of such termination of employment, you have attained age sixty two (62) and completed five (5) years of service with the Company and its Affiliates or with Dover Corporation and its affiliates, and (ii) you comply with the non-competition restrictions set forth below. In the event that the stock or assets of a business unit of the Company or an Affiliate that employs you is sold, if you have attained age 62 and completed five (5) years of service with the Company and its Affiliates or with Dover Corporation and its affiliates and remain employed by such business unit in good standing through the date of such sale, you shall be treated as having terminated employment with the Company and its Affiliates due to Retirement on the date of such sale, provided that you comply with the non-compete restrictions set forth below. Non-Compete:

2  Non-Competition. The enhanced benefits of Retirement provided to you hereunder shall be subject to the provisions set forth herein. If you terminate due to Retirement, you shall be deemed to have expressly agreed not to engage, directly or indirectly in any capacity, in any business in which the Company or any Affiliate at which you were employed at any time in the three (3) years immediately prior to termination of employment was engaged, as the case may be, in the geographic area in which the Company or such Affiliate actively carried on business at the end of your employment there, for the period remaining after your termination of employment until the end of the original Performance Period set forth in the Award Statement.  Breach. In the event that you fail to comply with the non-compete provisions set forth herein, your shall forfeit the enhanced benefits realized upon a termination due to Retirement referred to above and shall return to the Company the economic value theretofore realized by reason of such benefits, as determined by the Committee. If the non-compete provisions of this Award shall be unenforceable, the Committee may rescind the benefits of Retirement set forth above. Section 409A: If the Company determines that the Award granted under this Plan constitutes “nonqualified deferred compensation” under Section 409A of the Code and you are a “specified employee” of the Company at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), then the Performance Share Units that are scheduled to be settled upon your “separation from service” will be delayed until the first day of the seventh month following your “separation from service” with the Company or its “affiliates” within the meaning of Section 409A (or following the date of participant’s death, if earlier). Subject to Local Law: For Non-U.S. employees and employees who transfer employment outside of the United States during the term of the Performance Share Units, this Appendix shall be subject to compliance with applicable local law.